UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 11, 2008

INTERLINK ELECTRONICS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-21858	77-0056625
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

546 Flynn Road, Camarillo, California	93012
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 484-8855

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02.	UNREGISTERED SALES OF EQUITY SECURITIES.

On March 11, 2008, Interlink Electronics, Inc. (the “Company”) and John A. Buckett, II, the Company’s Chairman and Chief Executive Officer, entered into a Restricted Stock Grant Agreement (the “Agreement”) pursuant to which the Company granted Mr. Buckett 50,000 restricted shares (the “Restricted Shares”) of the Company’s Common Stock. The Restricted Shares were granted to Mr. Buckett in appreciation for efforts to be made by Mr. Buckett on behalf of the Company in his capacity as Chairman and interim Chief Executive Officer of the Company. The Restricted Shares will vest and be issued to Mr. Buckett, subject to his continued employment with the Company as of each applicable vesting date, according to the following schedule:

Vesting Date	Number of Shares Vested
March 31, 2008	12,500
April 30, 2008	4,167
May 31, 2008	4,167
June 30, 2008	4,167
July 31, 2008	4,167
August 31, 2008	4,167
September 30, 2008	4,167
October 31, 2008	4,167
November 30, 2008	4,167
December 31, 2008	4,164

The value per share of any Restricted Shares issued to Mr. Buckett will be the market value per share of the Company’s Common Stock as of the applicable vesting date. The grant of the Restricted Shares to Mr. Buckett was exempt from registration under the Securities Act of 1933, as amended, pursuant to Rule 506 thereunder, among other exemptions, on the basis that Mr. Buckett is an accredited investor.

The Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Restricted Stock Grant to Chief Executive Officer

The information set forth in Item 3.02 is incorporated herein by reference.

Cash Compensation to Chief Executive Officer

At a meeting of the Company’s Board of Directors (the “Board”) held on March 11, 2008, the Board approved the payment to Mr. Buckett of $10,000 per month, retroactive to January 4, 2008, as compensation for his service as interim Chief Executive Officer of the Company.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1	Restricted Stock Grant Agreement by and between Interlink Electronics, Inc. and John A. Buckett, II, dated March 11, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 17, 2008.

INTERLINK ELECTRONICS, INC.

By:	/s/ Charles C. Best
Name:	Charles C. Best,
Title:	Chief Financial Officer